August 9, 2010

PDC Energy Reports Second Quarter 2010 Results; In Line with Mid-Year Guidance; Closed Permian Wolfberry Acquisition

DENVER, CO, August 9, 2010: PDC Energy (“PDC” or the “Company”) (NASDAQ:PETD) today reported its 2010 second quarter operating and financial results.

Second Quarter 2010 Highlights

•
The Company reported a net loss from continuing operations for the quarter ended June 30, 2010 of $0.3 million, or $0.02 per diluted share, compared with a June 30, 2009 quarterly net loss from continuing operations of $33.3 million, or $2.25 per diluted share.

•
The Company separately reported as discontinued operations the results of operations related to its Michigan assets.  On July 30, 2010, PDC completed the exchange of its Michigan assets with a private purchaser for producing properties in the Permian basin of Texas.  The Company reported a loss from discontinued operations for the quarter ended June 30, 2010 of $2.4 million, or $0.13 per diluted share compared with June 30, 2009 quarterly income from discontinued operations of $0.2 million, or $0.01 per diluted share.

•
Net loss attributable to shareholders, for the second quarter 2010 was $2.7 million, or $0.15 per diluted share, compared to a net loss of $33.1 million, or $2.24 per diluted share in the same 2009 period.

•	Second quarter 2010 results reflect a 12% increase in average realized sales prices (including realized gains on derivatives), to $6.66 per Mcfe compared to $5.97 per Mcfe for the second quarter 2009.

•
Adjusted cash flow from operations, a non-GAAP financial measure defined below, for the second quarter 2010 was $28.8 million, compared to $37.7 million for the second quarter 2009.  Adjusted cash flow from operations for the second quarter 2010 excludes a $25.9 million federal tax refund related to 2009 net operating loss carry backs.

•	G&A expenses decreased 33% to $9.9 million for the second quarter 2010 compared to the same 2009 period.

•	The Company drilled 44.1 total net wells during the second quarter 2010, compared to 19.7 total net wells drilled in the same 2009 period.

•	Second quarter 2010 production of 9.0 Bcfe, including 0.4 Bcfe attributable to Michigan assets, was in line with guidance and relatively unchanged from first quarter 2010 production of 9.1 Bcfe.

•	The Company’s liquidity at June 30, 2010 improved to $268.7 million, compared to $238.2 million at December 31, 2009.

Richard W. McCullough, Chairman and Chief Executive Officer, stated, “We are pleased with our second quarter results which were in line with our mid-year guidance.  We have upgraded our asset portfolio as evidenced by our recent Permian Basin Wolfberry oil and liquids rich acquisition, and by our 5,600 acre Krieger acquisition within our Horizontal Niobrara play.  We fully expect to increase our production during the second half of the year as we continue to develop our core basins and exploit our new and exciting opportunities in the Marcellus Shale, Horizontal Niobrara and Wolfberry areas.  As we stated in our mid-July analyst meeting, we view the latter half of 2010 to be the spring board for 15% - 20% annual production growth, future reserve adds, and improvement in our cash margins over the next several years.”

Financial Results

Natural gas and oil sales revenues from the Company's continuing operations for the second quarter 2010 were up 22% to $49.4 million, an increase of $9.0 million from $40.4 million for the same 2009 period.  The average realized price of natural gas and oil, including realized gains and losses on derivatives, was $6.66 per Mcfe in the second quarter 2010 compared to $5.97 per Mcfe in the second quarter of 2009.  The average sales price for natural gas and oil, excluding realized gains and losses on derivatives, during this year’s second quarter was $5.74 per Mcfe, an increase of 54% from $3.73 per Mcfe for the same quarter 2009.

Commodity price risk management contributed a gain of $12.3 million for the second quarter of 2010.  The $12.3 million gain was comprised of a $7.9 million realized gain and a $4.4 million unrealized gain.  Both the realized and unrealized gains were the result of a decrease in spot and forward natural gas, oil and liquids prices during the second quarter 2010.  Commodity price risk management contributed a loss of $23.3 million for the second quarter 2009, which was comprised of a $24.3 million realized gain offset by a $47.6 million unrealized loss.

Natural gas and oil production and well operations costs from continuing operations increased 20% to $16.4 million, or $1.90 per Mcfe for the second quarter 2010, compared to $13.7 million, or $1.26 per Mcfe for the second quarter 2009.  The per Mcfe expense increase was primarily attributable to the 21% decrease in production volumes from the second quarter 2009 compared to the second quarter 2010, and increases in expenses for well workovers which include tubing and casing repair costs of $1.2 million, and environmental remediation charges of $1.3 million.

DD&A expense from continuing operations for the second quarter 2010 decreased 19% to $27.1 million, from $33.3 million in the respective quarter 2009.  This decrease was attributable to the 21% decrease in production volumes.  DD&A expense related to natural gas and oil properties for the second quarter 2010 was $25.3 million, or $2.94 per Mcfe, compared to $31.3 million, or $2.89 per Mcfe, for the second quarter 2009.

G&A expense decreased to $9.9 million in the second quarter 2010, from $14.8 million in the same 2009 period.  The decrease was primarily related to charges recorded in the three months ended 2009 of $2.9 million for a separation agreement with a former executive vice president and $1.0 million for corporate office relocation.

The Company’s exploration expense increased from $3.1 million in the second quarter 2009 to $3.8 million in the second quarter 2010.  The increase was primarily the result of dry hole costs related to an exploratory well in Northeastern Colorado (“NECO”) and costs related to several deep exploratory zone tests in the Piceance Basin.

Interest expense decreased $1.7 million to $7.7 million in the second quarter 2010, from $9.4 million in the same period of 2009, primarily as a result of lower outstanding borrowings under the Company’s bank credit facility.  Debt to book capitalization was 32% at June 30, 2010.

Drilling Activity

As of June 30, 2010, a total of 38 productive wells (22 in Wattenberg, 11 in Piceance, 3 in Marcellus and 2 in North Dakota) were waiting to be fractured and/or turned in line for gas pipeline connection.

Wells Drilled

	Three Months Ended June 30,				Six Months Ended June 30,
	2010		2009		2010		2009
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Rocky Mountain Region:
Wattenberg	40	30.0	24	19.7	78	64.2	42	37.5
Piceance	12	12.0	-	-	16	16.0	1	1.0
NECO	-	-	-	-	-	-	5	2.5
North Dakota	1	0.4	-	-	2	0.5	1	0.5
Total Rocky Mountain Region	53	42.4	24	19.7	96	80.7	49	41.5
Appalachian Basin	3	1.7	-	-	4	2.3	3	3.0
Total Wells Drilled	56	44.1	24	19.7	100	83.0	52	44.5

Average Costs Related to Oil and Gas Operations (per Mcfe)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Average lifting costs (lease operating expense, exclusive of production taxes)	$ 1.24	$ 0.64	$ 1.14	$ 0.78
Exploration expense (less impairment and amortization)	$ 0.38	$ 0.24	$ 0.53	$ 0.35
DD&A (oil and gas properties only)	$ 2.94	$ 2.89	$ 2.95	$ 2.91

Gas and Oil Sales and Production

Natural gas and oil sales from the Company’s continuing operations for the second quarter 2010 were up 22% to $49.4 million compared to $40.4 million for the same prior year period, an increase of $9.0 million.  The revenue increase was directly related to the increase in commodity prices offset partially by the decline in production.

Production from continuing operations for the second quarter 2010 was 21% below production for the same period in 2009 due to the Company’s decision to reduce capital spending in 2009 in response to the depressed commodity price environment, and the contribution of Shallow Devonian producing properties in the Appalachian Basin to the PDC Mountaineer LLC joint venture.

The following table provides production from continuing operations for the three months and six months ended June 30, 2010 and 2009, excluding realized and unrealized derivative gains or losses:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Percentage			Percentage
	2010	2009	Change	2010	2009	Change
Production
Natural gas (Mcf)
Rocky Mountain Region	6,031,678	7,724,334	-21.9%	12,306,896	15,512,368	-20.7%
Appalachian Basin	570,733	1,027,199	-44.4%	1,201,243	2,002,880	-40.0%
Other	23,778	35,219	-32.5%	35,870	75,948	-52.8%
Total	6,626,189	8,786,752	-24.6%	13,544,009	17,591,196	-23.0%
Oil (Bbls)
Rocky Mountain Region	328,990	339,575	-3.1%	623,863	680,758	-8.4%
Appalachian Basin	1,125	2,199	-48.8%	1,847	3,903	-52.7%
Other	-	336	-100.0%	-	510	-100.0%
Total	330,115	342,110	-3.5%	625,710	685,171	-8.7%
Natural gas equivalents (Mcfe)
Rocky Mountain Region	8,005,616	9,761,784	-18.0%	16,050,092	19,596,916	-18.1%
Appalachian Basin	577,485	1,040,393	-44.5%	1,212,326	2,026,298	-40.2%
Other	23,778	37,235	-36.1%	35,852	79,008	-54.6%
Total	8,606,879	10,839,412	-20.6%	17,298,270	21,702,222	-20.3%

Gas and Oil Derivative Activities

The Company uses various derivative instruments to manage fluctuations in natural gas and oil prices.  PDC has in place a series of floors, collars, fixed price swaps and basis swaps on a portion of its natural gas and oil production.  A complete listing of the Company’s derivative positions as of June 30, 2010 is included in the Company’s Form 10-Q, available at the Company’s website at www.petd.com.

Non-GAAP Financial Measures

This release refers to "adjusted cash flow from operations" and “adjusted net income (loss) from continuing operations” both of which are non-GAAP financial measures.  Adjusted cash flow from operations is the cash flow earned or incurred from operating activities without regard to the collection or payment of associated receivables or payables.  Adjusted net income (loss) from continuing operations is net income (loss) from continuing operations excluding the after tax impact of unrealized gains or losses from the change in the mark-to-market value of the Company’s derivatives during the period.  The Company believes it is important to consider adjusted cash flow from operations and adjusted net income (loss) from continuing operations separately, as the Company believes it can often be a better way to discuss changes in operating trends in its business caused by changes in production, prices, operating costs, and related operational factors, without regard to fluctuations in future commodity prices and without regard to whether the earned or incurred item was collected or paid during that year.  The Company also uses these measures because the collection of its receivables or payment of its obligations and the change in fair market value of derivatives has not been a significant issue for the Company's business, but merely a timing issue from one period to the next, with fluctuations generally caused by considerable changes in commodity prices.  Adjusted cash flow from operations and adjusted net income (loss) from operations are not measures of financial performance under U.S. GAAP and should be considered in addition to, not as a substitute for, cash flows from operations, investing, or financing activities, nor as a liquidity measure or indicator of cash flows reported in accordance with U.S. GAAP.

The following tables provide the calculation of adjusted cash flow from operations and adjusted net income (loss) from continuing operations, non-GAAP measures, for the three months and six months ended June 30, 2010 and 2009 (in thousands, except per share data):

Adjusted Cash Flow from Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010		2009
Net cash provided by operating activities	$ 44,026	$ 24,780	$ 95,371		$ 60,659
Changes in assets and liabilities	(15,176)	12,885	(17,192)		16,747
Adjusted cash flow from operations	$ 28,850	$ 37,665	$ 78,179		$ 77,406

Adjusted Net Income (Loss) from Continuing Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010		2009
Net income (loss) from continuing operations	$ (330)	$ (33,298)	$ 22,851		$ (39,601)
Unrealized (gain) loss on derivatives, net	(4,211)	47,574	(24,701)		60,762
Provision for underpayment of gas sales	-	-	-		2,581
Tax effect of above adjustments	1,567	(18,223)	9,271		(24,578)
Adjusted net income (loss) from continuing operations	$ (2,974)	$ (3,947)	$ 7,421	`	$ (836)
Weighted average diluted shares outstanding	19,213	14,811	19,296		14,802
Adjusted earnings per share - diluted	$ (0.15)	$ (0.27)	$ 0.38		$ (0.06)

Petroleum Development Corporation
(dba PDC Energy)
Condensed Consolidated Statements of Operations
(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Natural gas and oil sales	$ 49,401	$ 40,402	$ 108,063	$ 78,569
Sales from natural gas marketing	12,589	11,306	35,276	32,138
Commodity price risk management gain (loss), net	12,257	(23,284)	55,479	399
Well operations, pipeline income and other	2,167	2,772	4,768	5,434
Total revenues	76,414	31,196	203,586	116,540

Costs, expenses and other:
Natural gas and oil production and well operations costs	16,385	13,677	31,532	29,537
Cost of natural gas marketing	12,207	10,895	34,530	31,241
Exploration expense	3,830	3,134	10,248	8,777
General and administrative expense	9,855	14,784	20,549	26,878
Depreciation, depletion and amortization	27,117	33,259	54,773	67,145
Gain on sale of leaseholds	(96)	-	(96)	(120)
Total costs, expenses and other	69,298	75,749	151,536	163,458

Operating income (loss)	7,116	(44,553)	52,050	(46,918)
Interest income	34	12	39	32
Interest expense	(7,672)	(9,420)	(15,472)	(17,803)

Income (loss) from continuing operations before income taxes	(522)	(53,961)	36,617	(64,689)
Provision (benefit) for income taxes	(192)	(20,663)	13,766	(25,088)
Income (loss) from continuing operations	(330)	(33,298)	22,851	(39,601)
Income (loss) from discontinued operations, net of tax	(2,405)	203	(1,917)	787
Net income (loss)	(2,735)	(33,095)	20,934	(38,814)
Less: net loss attributable to noncontrolling interest	(6)	(16)	(61)	(32)
Net income (loss) attributable to shareholders	$ (2,729)	$ (33,079)	$ 20,995	$ (38,782)

Amounts attributable to shareholders:
Income (loss) from continuing operations	$ (324)	$ (33,282)	$ 22,912	$ (39,569)
Income (loss) from discontinued operations	(2,405)	203	(1,917)	787
Net income (loss) attributable to shareholders	$ (2,729)	$ (33,079)	$ 20,995	$ (38,782)

Earnings (loss) per share attributable to shareholders:
Basic
Income (loss) from continuing operations	$ (0.02)	$ (2.25)	$ 1.19	$ (2.67)
Income (loss) from discontinued operations	(0.13)	0.01	(0.10)	0.05
Net income (loss) attributable to shareholders	$ (0.15)	$ (2.24)	$ 1.09	$ (2.62)

Diluted
Income (loss) from continuing operations	$ (0.02)	$ (2.25)	$ 1.19	$ (2.67)
Income (loss) from discontinued operations	(0.13)	0.01	(0.10)	0.05
Net income (loss) attributable to shareholders	$ (0.15)	$ (2.24)	$ 1.09	$ (2.62)

Weighted average common shares outstanding
Basic	19,213	14,811	19,202	14,802
Diluted	19,213	14,811	19,296	14,802

Second Quarter 2010 Teleconference and Webcast

The Company will host a conference call with investors to discuss second quarter 2010 results.  The Company invites you to join Richard W. McCullough, Chairman and Chief Executive Officer, Gysle R. Shellum, Chief Financial Officer, and Barton R. Brookman, Senior Vice President – Exploration and Production, for a conference call on Monday, August 9, 2010, for a discussion of the results.  The related slide presentation will also be available on our website at www.petd.com.

Event:                           Monday, August 9, 2010, 1:00pm EDT
Webcast:                    www.petd.com
Domestic:                   877-312-5520
International:              253-237-1142
Conference ID:          90200301

Replay Numbers:
Domestic:                        800-642-1687
International:                  706-645-9291
Conference ID:                90200301

About PDC Energy

PDC Energy is an independent energy company engaged in the development, production and marketing of natural gas and oil.  Its operations are focused in the Rocky Mountains with additional operations in the Appalachian and Permian Basins.  PDC is included in the S&P SmallCap 600 Index and the Russell 3000 Index of Companies.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Securities Act”) regarding the Company’s business, financial condition, results of operations and prospects.  All statements other than statements of historical facts included in and incorporated by reference into this release are forward-looking statements.  Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein, which include statements of estimated natural gas and oil production and reserves, drilling plans, future cash flows, anticipated liquidity, anticipated capital expenditures and PDC’s management’s strategies, plans and objectives.  However, these are not the exclusive means of identifying forward-looking statements herein.  Although forward-looking statements contained in this release reflect the Company’s good faith judgment, such statements can only be based on facts and factors currently known to us.  Consequently, forward-looking statements are inherently subject to risks and uncertainties, including risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  Important factors that could cause actual results to differ materially from the forward looking statements include, but are not limited to:

•	changes in production volumes, worldwide demand and commodity prices for natural gas and oil;
•	changes in estimates of proved reserves;
•	declines in the values of our natural gas and oil properties resulting in impairments;
•	the timing and extent of our success in discovering, acquiring, developing and producing natural gas and oil reserves;
•	the Company’s ability to acquire leases, drilling rigs, supplies and services at reasonable prices;
•	the availability and cost of capital to the Company;
•	reductions in the borrowing base under the Company’s credit facility;
•	risks incident to the drilling and operation of natural gas and oil wells;
•	future production and development costs;
•	the availability of sufficient pipeline and other transportation facilities to carry our production and the impact of these facilities on price;
•	the effect of existing and future laws, governmental regulations and the political and economic climate of the United States of America (“U.S.”);
•	changes in environmental laws and the regulations and enforcement related to those laws;
•	the identification of and severity of environmental events and governmental responses to the events;
•	the effect of natural gas and oil derivatives activities;
•	conditions in the capital markets; and
•	losses possible from pending or future litigation.

Further, we urge you to carefully review and consider the cautionary statements made in this release, PDC’s annual report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission (“SEC”) on March 4, 2010 (“2009 Form 10-K”), and the Company’s other filings with the SEC and public disclosures.  The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date of this report.  Other than as required under the securities laws, PDC undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this report or currently unknown facts or conditions or the occurrence of unanticipated events.

Contact:                 Marti J. Dowling
Manager Investor Relations
303-831-3926
ir@petd.com